Exhibit 10(j)(1)

                        AMENDMENTS TO
              ALCOA DEFERRED COMPENSATION PLAN


1.  Effective January 1, 1993, the Alcoa Deferred
Compensation Plan is revised to delete paragraph Section
7.1(e) in its entirety.

2.  Effective October 30, 1992, the Alcoa Deferred
Compensation Plan is revised to delete Section 8.3 in its entirety and replace it with the following:

    8.3   Prior to his or her retirement date, a
Participant may elect that the value of his or her account be distributed either in a lump sum at retirement or in annual installments of any number designated by the Participant up to, but not more than ten (10) following his or her retirement, commencing the January 31 of the first calendar year following such retirement and each January 31 thereafter until he or she has received all installments.
A Participant's election to receive installments must be made at least one year prior to his or her retirement date.
The Participant's election to receive either a lump sum or annual installments shall become irrevocable one year prior to the Participant's retirement date, or at such other time as may be approved by the Committee. In the event the Participant fails to make such an election, all amounts in his or her account shall be distributed as a lump sum distribution as soon as administratively practical after his or her retirement.

3.  Effective February 1, 1994, the Alcoa Deferred
Compensation Plan is revised to add a new section 3.5 as follows:

     3.5  A Participant who is authorized by the Inside
Director Committee and who by proper election has deferred the receipt of any "special payments" (as determined by the Company), shall have his or her account credited in an amount equal to the amount of such deferral. Such special payment credits shall be treated as Incentive Compensation
Deferral Credits.

4.  Effective January 1, 1995, the Alcoa Deferred
Compensation Plan is amended by deleting the definition of "Savings Plan" in its entirety, and replacing it with the following:

    "Savings Plan" means the Alcoa Savings Plan for Non-
Bargaining Employees and/or the Alcoa Savings Plan for
Stolle Employees, as they are now in existence or as hereafter amended.

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